Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Appoints New Independent Director

FORT WORTH, Texas, April 3, 2018 — Kimbell Royalty GP, LLC, the general partner of Kimbell Royalty Partners, LP (NYSE:  KRP) (“Kimbell Royalty Partners”), announced today the appointment of Dallas-based energy executive Erik B. Daugbjerg as an independent director.

“We are very excited to welcome Erik to our Board of Directors,” said Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell Royalty GP, LLC.  “He brings more than twenty years of experience in upstream and midstream energy companies, including founding roles at two successful Permian-based oil and gas operators.

“In his role as a co-founder and senior executive of RSP Permian, Inc. — which is one of the most active and successful exploration and production companies working in the Permian Basin today — he has helped manage more than $4 billion of acquisitions and nearly $6 billion of financings since the inception of the company.

“As we work to grow Kimbell Royalty Partners over the long-term, we believe that Erik’s experience in the upstream sector, transactional expertise and broad contacts in the financial community and energy sector will prove extremely valuable to the partnership,” Mr. Ravnaas said.

Mr. Daugbjerg currently serves as Executive Vice President of Land and Business Development at RSP Permian, Inc. (NYSE: RSPP), which was founded in 2010 and became a publicly-traded company in 2014.  He also co-founded Pecos Energy Partners LP in 2007, a Permian-based oil and gas producer, and continues to serve as a managing member of its general partner.

Mr. Daugbjerg also served in senior roles in upstream and midstream energy companies with operations in Texas and New Mexico from 1992 to 2006.  He holds a Bachelor of Business Administration Degree from Southern Methodist University and is active with several Texas energy industry organizations.

About Kimbell Royalty Partners, LP

Kimbell Royalty Partners, LP (NYSE: KRP) is an oil and gas mineral and royalty variable rate master limited partnership based in Fort Worth, Texas.  Kimbell Royalty Partners is managed by its general partner, Kimbell Royalty GP, LLC, and owns mineral and royalty interests in approximately 5.7 million gross acres in twenty states and in nearly every major onshore basin in the continental United States, including ownership in more than 50,000 gross producing wells with over 30,000 wells in the Permian Basin. To learn more, visit http://www.kimbellrp.com.

Kimbell Royalty Partners, LP — News Release

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements involve risks and uncertainties, including risks relating Kimbell Royalty Partners’ business and prospects for growth and securities markets generally.  Except as required by law, Kimbell Royalty Partners undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell’s filings with the Securities and Exchange Commission (“SEC”).  These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to continued low or further declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause Kimbell to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks regarding Kimbell’s ability to meet financial covenants under its credit agreements or its ability to obtain amendments or waivers to effect such compliance; risks relating to Kimbell’s hedging activities; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks relating to delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to borrowing base redeterminations by Kimbell’s lenders; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to Kimbell’s ability to realize the anticipated benefits from acquired assets; and other risks described in Kimbell’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

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